Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, James Michael Whitfield, Chief Executive Officer of Dynamic Energy Alliance Corporation (formerly Mammatech Corporation) (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Annual Report on Form 10-K of the Company for the twelve month period ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 16, 2012	By:	/s/ James Michael Whitfield
James Michael Whitfield, Chief Executive Officer (Principal Executive Offer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Dynamic Energy Alliance Corporation (formerly Mammatech Corporation) and will be retained by Dynamic Energy Alliance Corporation (formerly Mammatech Corporation) and furnished to the Securities and Exchange Commission or its staff upon request.